                                                                    Exhibit 4(f)

                  SERIES E TEMPORARY GLOBAL FLOATING RATE NOTE

                             McDONALD'S CORPORATION
BEARER                        TEMPORARY GLOBAL NOTE
No.                              (FLOATING RATE)                PRINCIPAL AMOUNT

                                   representing                 TRANCHE NO. ____


                          MEDIUM-TERM NOTES, SERIES E

                Due From 184 days to 60 Years from Date of Issue

      THIS SECURITY IS A TEMPORARY GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR AN INTEREST IN A PERMANENT GLOBAL NOTE, WITHOUT COUPONS, REPRESENTING (AND EXCHANGEABLE FOR) INDIVIDUAL BEARER NOTES. THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL BEARER NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

      IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO STATED MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:                                               Original Issue Date:

Initial Interest Rate:                                     Stated Maturity:

Specified Currency:
 (If other than U.S. dollars)

 Authorized Denominations:
     (Applicable only if other than U.S.$25,000 and increments of $5,000 or if Specified Currency is other than U.S. dollars)

Base Rate: [_] CD Rate [_] CMT Rate      [_] Commercial Paper [_] Federal Funds Rate
           [_] LIBOR   [_] Treasury Rate [_] Prime Rate       [_] Other (see attached)

If Base Rate is LIBOR, specify:
   LIBOR Reuters:
   Designated LIBOR Page:
   LIBOR Telerate:

Interest Reset Period:            Index Currency:         Index Maturity:

Interest Payment Dates:

Spread Multiplier:                                        Spread (+/-):

Maximum Interest Rate:                                    Minimum Interest Rate:

Optional Redemption:   [_] Yes  [_] No

 Optional Redemption Dates:

 Redemption Prices:

 [_]   The Redemption Price shall initially be    % of the principal amount of
       the Note to be redeemed and shall decline at each anniversary of the initial Optional Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount; provided, however, that if this Note is an Original Issue Discount Note,
       --------  -------
       the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

 [_]   Other:

Sinking Fund:  [_] Yes  [_] No

   Sinking Fund Dates:

   Sinking Fund Amounts:

Amortizing Note:  [_] Yes  [_] No
   Amortization Schedule:

Optional Repayment:  [_] Yes  [_] No

   Optional Repayment Dates:

   Optional Repayment Prices:

Original Issue Discount Note:   [_] Yes  [_] No

   Total Amount of OID:

   Yield to Stated Maturity:

   Initial Accural Period OID:

Calculation Agent (if other than
          Principal Paying Agent):

          McDONALD'S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender hereof the principal amount set forth on the Schedule of Exchanges hereto on the Stated Maturity shown above and to pay accrued interest on said principal amount at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse of the Permanent Global Note (as defined below) to be exchanged for this Note, until said principal amount is paid or duly provided for in accordance with the terms hereof; but, in the case of principal, only after exchange of this Note for interests in a Permanent Global Note, as provided herein and in the Indenture (as defined on the reverse hereof) and, in the case of interest due on or before the exchange of this Note for interests in a Permanent Global Note, any interest payable will be paid to each of Euroclear and Cedel (each as defined below) with respect to that portion of this Note held for its account, but only upon receipt in each case, as of the relevant Interest Payment Date, of a Certificate of Non-U.S. Beneficial Ownership (as defined on the reverse hereof). Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of this Note to the respective accounts having an interest therein.

          For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of New York, (b) the City of Chicago or (c) if the Specified Currency for this Note is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Luxembourg); (ii) if the Specified Currency for this Note is ECU, not a day designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made) and (iii) if this Note is a LIBOR Note, a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined on the face hereof) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made).

          This Note will be deposited with a common depositary in London (the "Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System

     ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), for credit to the accounts designated by or on behalf of the purchasers hereof. On or after the 40th day following the issuance of this Note, beneficial interests in this Note will be exchangeable for interests in a definitive Global Security in bearer form, without Coupons attached (a "Permanent Global Note"), in a denomination equal to the aggregate principal amount of all interests in this Note so exchanged, only upon receipt (at such time or in connection with an Interest Payment Date prior to such day) of a Certificate of Non-U.S. Beneficial Ownership. Each Permanent Global Note will be deposited with the Depositary for credit to the account or accounts designated by or on behalf of the beneficial owner or owners thereof. If the beneficial owner of a Bearer Note represented by an interest in a Permanent Global Note gives 30 days' notice to the Principal Paying Agent through either Euroclear or Cedel, such Permanent Global Note shall be exchanged in its entirety, at no expense to the beneficial owners of interests therein, for definitive individual Bearer Notes, with appropriate Coupons attached, in any authorized denomination or denominations. References herein to "Bearer Notes" shall, except where otherwise indicated, include interests in a Permanent Global Note as well as individual Bearer Notes and any appurtenant Coupons. Upon any exchange of any portion of this Note for an interest in a Permanent Global Note, the portion of the principal amount hereof so exchanged shall be endorsed by the Principal Paying Agent on the Schedule of Exchanges hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

          Except as otherwise provided herein or in the Indenture, until exchanged in whole for an interest in a Permanent Global Note, this Note shall in all respects be entitled to the same benefits and be subject to the same terms and conditions of and the Company shall be subject to the same restrictions as those contained on the Permanent Global Note and in the Indenture.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

          This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by First Fidelity Bank, National Association, or its successor as Trustee.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

     Dated:

                                 McDONALD'S CORPORATION


                                 By___________________________________
                                   Vice President and Treasurer

     [Seal]

                                 Attest_______________________________
                                       [Assistant] Secretary


                         CERTIFICATE OF AUTHENTICATION

               This is one of the Notes issued under the Indenture mentioned within.

                                  FIRST FIDELITY BANK, NATIONAL
                                    ASSOCIATION, as Trustee

                                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    LONDON OFFICE, as Authenticating Agent


                                By__________________________________
                                  Authorized Officer

                             McDONALD'S CORPORATION

                           MEDIUM-TERM NOTE, SERIES E

                                (FLOATING RATE)

               This Note represents one or more Bearer Notes having the same Original Issue Date and otherwise identical in terms of a series of a duly authorized issue of securities of the Company designated as specified in the title hereof limited in aggregate initial public offering price or purchase price of up to U.S.$584,662,000 reduction as a result of the sale of other Debt securities by the Company), and issued and to be issued in either registered or bearer form under an indenture, dated as of March 1, 1987 (the "Indenture"), between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as Trustee (the "Trustee"). This Note is governed by the terms and conditions of the Permanent Global Note to be issued in exchange for this Note, which terms and conditions are incorporated herein by reference mutatis mutandis
                                                               ------- --------
     and, except as otherwise provided herein, shall be binding on the Company, the Holder hereof and the Holders of the Bearer Notes represented hereby as if fully set forth herein. Capitalized terms used in this Note that are defined in the Indenture or the Permanent Global Note and are not otherwise defined herein shall have the meanings assigned to them therein.

               "Maturity," when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

               Any payment of principal, premium or interest required to be made in respect hereof on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, except that if the Base Rate specified on the face hereof is LIBOR, if such Business Day would fall in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

               Except as set forth on the Permanent Global Note regarding payments made in currencies other than the Specified Currency when the Specified Currency is unavailable to the Company, the principal hereof and any premium and interest hereon will be paid by the Company in such coin or currency as specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"), at the office of any paying agent located outside the United States as the Company may appoint from time to time (the "Paying Agents"). The Company has initially appointed Morgan Guaranty

     Trust Company of New York, 60 Victoria Embankment, London EC4Y OJP as Principal Paying Agent.

               As used herein, a "Certificate of Non-U.S. Beneficial Ownership" is a certificate, in the form adopted by the Company, as to beneficial ownership by persons other than United States persons or as to other qualifying ownership by or through financial institutions in compliance with applicable U.S. Treasury regulations.

               This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

                             SCHEDULE OF EXCHANGES

               The following exchanges of a portion of this Note for interests in a Permanent Global Note and the following payments of interest in respect of this Note have been made.

                              Principal
                              Amount
     Date of                  Exchanged for   Remaining  Notation made
     Exchange or              an Interest in  Principal  on behalf of
     Interest       Interest  a Permanent     Amount of  the Principal
     Payment        Paid      Global Note     this Note  Paying Agent
     -----------    --------  --------------  ---------  -------------

     -----------    --------  --------------  ---------  -------------

     -----------    --------  --------------  ---------  -------------

     -----------    --------  --------------  ---------  -------------

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     -----------    --------  --------------  ---------  -------------

     -----------    --------  --------------  ---------  -------------